                                PRICING AGREEMENT

Banc of America Securities LLC
Goldman, Sachs & Co.
 As Representatives of the
several Underwriters
named in Schedule I hereto

c/o Banc of America Securities LLC
9 West 57th Street, 21st Floor
New York, NY 10019

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

      MetLife, Inc., a Delaware corporation (the "Company"), MetLife Capital Trust II, a statutory trust formed under the laws of Delaware (the "Series A Trust") and MetLife Capital Trust III, a statutory trust formed under the laws of Delaware (together with the Series A Trust, the "Trusts") propose, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated June 15, 2005 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Underwritten Securities").

      In addition, subject to the terms and conditions stated herein and in the Underwriting Agreement, if the Underwriters sell more than the total number of Underwritten Securities, the Underwriters shall have an option to purchase, severally and not jointly, up to an additional 10,800,000 Securities (the "Option Securities", if any, together with the "Underwritten Securities, the "Securities") from the Company and the Trusts to cover such sales. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or facsimile notice to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date (as defined below). The number of Option Securities to be purchased by each Underwriter shall be approximately in the same proportion as set forth in
Schedule II hereto. Any date on which Option Securities are purchased, if such date is not the Closing Date, is referred to herein and in the Underwriting Agreement as a "settlement date". If settlement for the Option Securities occurs after the Closing Date, the Company and the Trusts will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 of the Underwriting Agreement.

      Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company and the Trusts agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Trusts, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of units of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Trusts. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,


                                    METLIFE, INC.


                                    By: /s/ Anthony J. Williamson
                                        ------------------------------
                                        Name:  Anthony J. Williamson
                                        Title: Senior Vice President and
                                               Treasurer

                                    METLIFE CAPITAL TRUST II

                                    By: MetLife, Inc., as sponsor

                                    By: /s/ Anthony J. Williamson
                                        ------------------------------
                                        Name:  Anthony J. Williamson
                                        Title: Senior Vice President and
                                               Treasurer


                                    METLIFE CAPITAL TRUST III

                                    By: MetLife, Inc., as sponsor

                                    By: /s/ Anthony J. Williamson
                                        ------------------------------
                                        Name:  Anthony J. Williamson
                                        Title: Senior Vice President and
                                               Treasurer

Accepted as of the date hereof on
behalf of each of the Underwriters:

Banc of America Securities LLC

By: /s/ Derek Dillon
    ------------------------------------
    Name:  Derek Dillon
    Title: Managing Director


Goldman, Sachs & Co.

      /s/ Goldman, Sachs & Co.
------------------------------------
      (Goldman, Sachs & Co.)

                                   SCHEDULE I

                              TO PRICING AGREEMENT

                                                             NUMBER OF UNITS OF SECURITIES (PLUS UP TO AN ADDITIONAL
                                                             10,800,000 UNITS OF SECURITIES, SUBJECT TO THE TERMS OF THE
                       UNDERWRITERS                          PRICING AGREEMENT AND THE UNDERWRITING AGREEMENT)
Banc of America Securities LLC                                              14,400,000
Goldman, Sachs & Co.                                                        14,400,000
Citigroup Global Markets Inc.                                                5,040,000
Credit Suisse First Boston LLC                                               5,040,000
Lehman Brothers Inc.                                                         5,040,000
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                       5,040,000
Morgan Stanley & Co. Incorporated                                            5,040,000
UBS Securities LLC                                                           5,040,000
Bear, Stearns & Co. Inc.                                                     2,640,000
Deutsche Bank Securities Inc.                                                2,640,000
J.P. Morgan Securities Inc.                                                  2,640,000
BNP Paribas Securities Corp.                                                   720,000
Fox-Pitt, Kelton Inc.                                                          720,000
HSBC Securities (USA) Inc.                                                     720,000
Keefe, Bruyette & Woods, Inc.                                                  720,000
Wachovia Capital Markets, LLC                                                  720,000
Guzman & Company                                                               360,000
Samuel A. Ramirez & Co., Inc.                                                  360,000
Muriel Siebert & Co., Inc.                                                     360,000
The Williams Capital Group, L.P.                                               360,000
                                                                            ----------
TOTAL                                                                       72,000,000
                                                                            ==========

                                      SI-1